Exhibit 99.1

Owl Rock Capital Corp. Reports Second Quarter Net Investment Income Per Share of $0.42 and NAV Per Share of $15.28 NEW YORK— July 30, 2019 — Owl Rock Capital Corporation (NYSE: ORCC, or the “Company”) today reported net investment income of $119.6 million, or $0.42 per share, and net income of $124.7 million, or $0.44 per share, for the second quarter ended June 30, 2019. Reported net asset value per share was $15.28 at June 30, 2019 as compared to $15.26 at March 31, 2019. Annualized return on equity (ROE) for the second quarter 2019 was 11.0% and 11.5% on a net investment income and a net income basis, respectively. Annualized ROE for the six months ended June 30, 2019 was 12.1% on a net income basis. The Company announced that its Board of Directors has declared a second quarter 2019 dividend of $0.44 per share for stockholders of record as of June 14, 2019, payable on or before August 15, 2019. The Company’s Board of Directors also declared a third quarter 2019 base dividend of $0.31 per share and a special dividend of $0.02 per share for stockholders of record as of September 30, 2019, payable on or before November 15, 2019. On July 7, 2019, the Board of Directors approved the Company 10b5-1 Plan, to acquire up to $150 million in the aggregate of the Company’s common stock at prices below net asset value per share over a specified period, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Exchange Act. The Company put the Company 10b5-1 Plan in place because it believes that it is in the best interest of the Company’s shareholders for the Company to reinvest in its portfolio. The Company agent will repurchase shares of common stock on the Company’s behalf when the market price per share is below the most recently reported net asset value per share. This corresponds to a market price of $15.27 based on June 30, 2019 NAV per share of $15.28. The Company 10b5-1 Plan will commence August 19, 2019 and terminate upon the earliest to occur of (i) February 19, 2021 or (ii) such time as the approved $150 million repurchase amount has been fully utilized, subject to certain conditions. www.OwlRockCapitalCorporation.comNYSE: ORCC 1 Dividend (per share) Q2 2019 Floating$0.44 Q3 2019 Fixed$0.31 Q3 2019 Special$0.02 ROE Q2 2019 Annualized (NII)11.0% Q2 2019 Annualized (NI)11.5% 1H 2019 Annualized (NI):12.1% Net Asset Value Q2 2019 ($mm)$5,710 Q2 2019 (per share)$15.28 Net Income Q2 2019 ($mm)$124.7 Q2 2019 (per share)$0.44 Net Investment Income Q2 2019 ($mm)$119.6 Q2 2019 (per share)$0.42 Second Quarter 2019 Earnings Results

For the three months ended June 30, 2019, new investment commitments totaled $953.4 million. This compares to $912.1 million for the three months ended March 31, 2019. For the three months ended June 30, 2019, the principal amount of new investments funded was $772.9 million across thirteen new portfolio companies and 13 existing portfolio companies. For this period, the Company had $465.2 million aggregate principal amount in exits and repayments. For the quarter ended March 31, 2019, the principal amount of new investments funded was $827.8 million in eight new portfolio companies and four existing portfolio companies. For this period, the Company had $20.0 million aggregate principal amount in exits and repayments. As of June 30, 2019 and March 31, 2019, the Company had investments in 90 and 81 portfolio companies with an aggregate fair value of $7.2 billion and $6.8 billion, respectively. As of June 30, 2019, the average investment size in each portfolio company was $80.5 million based on fair value. As of June 30, 2019, based on fair value, our portfolio consisted of 81.3% first lien senior secured debt investments, 16.9% second lien senior secured debt investments, 0.3% unsecured debt investments, 1.3% investment funds and vehicles, and 0.2% equity investments. As of March 31, 2019, based on fair value, our portfolio consisted of 81.7% first lien senior secured debt investments, 16.5% second lien senior secured debt investments, 0.4% unsecured debt investments, 1.2% investment funds and vehicles, and 0.2% equity investments. As of June 30, 2019 and March 31, 2019, approximately 98.2% of the portfolio was invested in secured debt. As of June 30, 2019, 99.7% of our debt investments based on fair value in our portfolio were at floating rates. The Company’s credit facilities also bear interest at floating rates. In connection with the Company’s Unsecured Notes, which bear interest at fixed rates, the Company entered into fixed-to-floating interest rate swaps in order to align the nature of the interest rates of its liabilities with its investment portfolio, which consists almost entirely of floating rate loans. As of June 30, 2019 and March 31, 2019, the weighted average total yield of debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts) was 9.1% and 9.4%, respectively, and the weighted average total yield of debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 9.1% and 9.4%, respectively. As of June 30, 2019, no investments were on non-accrual status. www.OwlRockCapitalCorporation.comNYSE: ORCC 2 Weighted Average Portfolio Yields Fair Value9.1% Amortized Cost9.1% Borrower EBITDA $79 million Secured Investments (% FV) 98.2% First Lien Debt Investments (% FV) 81.3% Average Investment Size $80.5 million (1.1% of the portfolio at fair value) Net Fundings $307.7 million New Investment Commitments $953.4 million Portfolio and Investing Activity

Investment Income Investment income increased to $176.1 million for the three months ended June 30, 2019 from $151.5 million for the three months ended March 31, 2019. The increase was primarily due to an increase in interest income as a result of an increase in our investment portfolio. Expenses Total expenses increased to $56.7 million for the three months ended June 30, 2019 from $53.8 million for the three months ended March 31, 2019, primarily due to an increase in interest expense. The increase in interest expense of $2.2 million was driven by an increase in the average interest rate to 5.0% from 4.7% quarter over quarter. Liquidity and Capital Resources As of June 30, 2019, we had $248 million in cash and restricted cash, $1.6 billion in total principal value of debt outstanding, and $1.8 billion of undrawn capacity on our credit facilities. The Company’s weighted average interest rate on debt outstanding was 5.0% and 4.7% for the three months ended June 30, 2019 and March 31, 2019, respectively. Average debt to equity was 0.65x and 0.79x during the three months ended June 30, 2019 and March 31, 2019, respectively. www.OwlRockCapitalCorporation.comNYSE: ORCC 3 Debt to Equity Ratio Q2 2019 Quarter-end0.24x Q2 2019 Average0.65x Available Liquidity $1.8 billion Principal Debt Outstanding $1.6 billion Total Expenses $56.7 million Total Investment Income $176.1 million Results of Operations for the Three Months Ended June 30, 2019

Conference Call Information: The conference call will be broadcast live on July 31, 2019 at 8:00 a.m. Eastern Time on the Investor Resources section of ORCC’s website at www.owlrockcapitalcorporation.com. Please visit the website to test your connection before the webcast. Participants are also invited to access the conference call by dialing one of the following numbers: Domestic: (866) 393-4306 International: (734) 385-2616 Conference ID: 6251428 All callers will need to enter the Conference ID followed by the # sign and reference “Owl Rock Capital Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. Replay Information: An archived replay will be available for 14 days via a webcast link located on the Investor Resources section of ORCC’s website, and via the dial-in numbers listed below: Domestic: (855) 859-2056 International: (404) 537-3406 Conference ID: 6251428 www.OwlRockCapitalCorporation.comNYSE: ORCC 4 Conference Call and Webcast Information

OWL ROCK
CAPITAL CORPORATION

Financial Highlights

Owl Rock Capital Corporation
Consolidated Financial Highlights
(Amounts in thousands, except per share amounts)
(Unaudited)

	For the three months ended		
	June 30, 2019	March 31, 2019	June 30, 2018
Investments at Fair Value	$ 7,240,755	$ 6,831,712	$ 3,485,413
Total Assets	$ 7,547,803	$ 6,979,985	$ 3,668,919
Net Asset Value Per Share	$ 15.28	$ 15.26	$ 15.21
Investment Income	$ 176,135	$ 151,475	$ 86,100
Net Investment Income	$ 119,622	$ 96,005	$ 52,341
Net Income	$ 124,670	$ 114,487	$ 50,715
Net Investment Income Per Share	$ 0.42	$ 0.41	$ 0.43
Net Realized and Unrealized Gains (and Losses) Per Share	$ 0.02	$ 0.08	$ (0.01)
Net Income Per Share	$ 0.44	$ 0.49	$ 0.41
Distributions Declared from Net Investment Income	$ 0.44	$ 0.33	$ 0.34
Annualized Return on Equity (Net Investment Income)(1)	11.0%	10.8%	11.3%
Annualized Return on Equity (Net Income)(1)	11.5%	12.8%	10.9%
Weighted Average Yield of Debt and Income Producing Securities at Fair Value	9.1%	9.4%	9.4%
Weighted Average Yield of Debt and Income Producing Securities at Amortized Cost	9.1%	9.4%	9.4%
Percentage of Debt Investment Commitments at Floating Rates	99.7%	99.6%	100.0%

(1) Return on Equity is calculated using weighted average equity. Weighted average equity is calculated by starting with NAV at the beginning of the period, adjusting daily for equity issuances and adjusting on the last day of the period for that periods net income and dividends payable.

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OWL ROCK
CAPITAL CORPORATION

Consolidated Statements of Assets and Liabilities

Owl Rock Capital Corporation
Consolidated Statements of Assets and Liabilities
(Amounts in thousands, except share and per share amounts)

	June 30, 2019 (Unaudited)	December 31, 2018
Assets		
Investments at fair value		
Non-controlled, non-affiliated investments (amortized cost of $7,152,114 and $5,720,295, respectively)	$ 7,150,570	$ 5,697,447
Controlled, affiliated investments (amortized cost of $91,638 and $91,138, respectively)	90,185	86,622
Total investments at fair value (amortized cost of $7,243,752 and $5,811,433, respectively)	7,240,755	5,784,069
Cash (restricted cash of $18,916 and $6,013, respectively)	247,845	127,603
Interest receivable	40,661	29,680
Receivable from a controlled affiliate	2,584	8,100
Prepaid expenses and other assets	15,958	1,590
Total Assets	$ 7,547,803	$ 5,951,042
Liabilities		
Debt (net of unamortized debt issuance costs of $35,708 and $22,335, respectively)	$ 1,570,621	$ 2,567,717
Management fee payable	15,455	14,049
Distribution payable	119,622	78,350
Payables to affiliates	2,970	2,847
Payable for investments purchased	106,176	3,180
Accrued expenses and other liabilities	23,103	20,054
Total Liabilities	1,837,947	2,686,197
Commitments and contingencies		
Net Assets		
Common shares $0.01 par value, 500,000,000 shares authorized; 373,693,244 and 216,204,837 shares issued and outstanding, respectively	3,737	2,162
Additional paid-in-capital	5,683,541	3,271,162
Total distributable earnings (losses)	22,578	(8,479)
Total Net Assets	5,709,856	3,264,845
Total Liabilities and Net Assets	$ 7,547,803	$ 5,951,042
Net Asset Value Per Share	$ 15.28	$ 15.10

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OWL ROCK
CAPITAL CORPORATION

Consolidated Statements of Operations

Owl Rock Capital Corporation
Consolidated Statement of Operations
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,	
	2019	**2018**	**2019**	**2018**
Investment Income				
Investment income from non-controlled, non-affiliated investments:				
Interest income	$ 171,364	$ 79,907	$ 317,803	$ 141,196
Other income	2,187	2,956	4,526	4,606
Total investment income from non-controlled, non-affiliated investments	173,551	82,863	322,329	145,802
Investment income from controlled, affiliated investments:				
Dividend income	2,584	1,601	5,281	2,923
Other income	—	1,636	—	2,819
Total investment income from controlled, affiliated investments	2,584	3,237	5,281	5,742
Total Investment Income	176,135	86,100	327,610	151,544
Expenses				
Interest expense	36,858	17,102	71,587	29,159
Management fee	15,455	12,742	30,641	24,777
Professional fees	2,342	1,631	4,475	3,043
Directors' fees	133	128	276	266
Other general and administrative	1,946	1,625	3,551	2,698
Total Expenses	56,734	33,228	110,530	59,943
Net Investment Income (Loss) Before Taxes	119,401	52,872	217,080	91,601
Excise tax expense (benefit)	(221)	531	1,452	583
Net Investment Income (Loss) After Taxes	$ 119,622	$ 52,341	$ 215,628	$ 91,018
Net Realized and Unrealized Gain (Loss)				
Net change in unrealized gain (loss):				
Non-controlled, non-affiliated investments	$ 4,042	$ 3,443	$ 20,470	$ 8,948
Controlled affiliated investments	1,016	(1,118)	3,062	(1,182)
Translation of assets and liabilities in foreign currencies	—	—	(22)	—
Total Net Change in Unrealized Gain (Loss)	5,058	2,325	23,510	7,766
Net realized gain (loss):				
Non-controlled, non-affiliated investments	(179)	(3,951)	(183)	(3,793)
Foreign currency transactions	169	—	203	—
Total Net Realized Gain (Loss)	(10)	(3,951)	20	(3,793)
Total Net Realized and Unrealized Gain (Loss)	5,048	(1,626)	23,530	3,973
Net Increase (Decrease) in Net Assets Resulting from Operations	$ 124,670	$ 50,715	$ 239,158	$ 94,991
Earnings Per Share - Basic and Diluted	$ 0.44	$ 0.41	$ 0.92	$ 0.85
Weighted Average Shares Outstanding - Basic and Diluted	284,750,731	122,691,019	260,453,529	111,867,699

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OWL ROCK
CAPITAL CORPORATION

Portfolio and Investment Activity

Owl Rock Capital Corporation
Portfolio and Investment Activity
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended June 30,			
	2019		2018	
New investment commitments				
Gross originations	$	953,381	$	1,130,955
Less: Sell downs		—		(139,091)
Total new investment commitments	$	953,381	$	991,864
Principal amount of investments funded:				
First-lien senior secured debt investments	$	630,213	$	723,175
Second-lien senior secured debt investments		140,684		71,506
Unsecured debt investments		—		—
Equity investments		1,991		340
Investment funds and vehicles		—		19,313
Total principal amount of investments funded	$	772,888	$	814,334
Principal amount of investments sold or repaid:				
First-lien senior secured debt investments	$	(419,460)	$	(310,672)
Second-lien senior secured debt investments		(43,700)		(84,250)
Unsecured debt investments		—		—
Equity investments		—		—
Investment funds and vehicles		(2,000)		—
Total principal amount of investments sold or repaid	$	(465,160)	$	(394,922)
Number of new investment commitments in new portfolio companies[(1)]		13		9
Average new investment commitment amount	$	54,791	$	85,691
Weighted average term for new investment commitments (in years)		6.3		5.9
Percentage of new debt investment commitments at floating rates		100.0%		100.0%
Percentage of new debt investment commitments at fixed rates		0.0%		0.0%
Weighted average interest rate of new investment commitments[(2)]		8.2%		9.1%
Weighted average spread over LIBOR of new floating rate investment commitments		5.9%		6.8%

(1) Number of new investment commitments represents commitments to a particular portfolio company.
(2) Assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month LIBOR, which was 2.32% and 2.34% as of June 30, 2019 and 2018, respectively.

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Owl Rock Capital Corporation (ORCC) is a specialty finance company focused on lending to U.S. middle-market companies. As of June 30, 2019 ORCC had investments in 90 portfolio companies with an aggregate fair value of $7.2 billion. ORCC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. ORCC is externally managed by Owl Rock Capital Advisors LLC, an SEC-registered investment adviser that is an affiliate of Owl Rock Capital Partners. Owl Rock Capital Partners, together with its subsidiaries, is a New York based direct lending platform with approximately $13 billion of assets under management as of June 30, 2019. Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about ORCC, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond ORCC’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in ORCC’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which ORCC makes them. ORCC does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law. Investor Contact: Investor Relations (212) 651-4705 ORCCIR@owlrock.com Media Contact: Sard Verbinnen & Co Margaret Popper / Robert Rendine / Brandon Messina (212) 687-8080 www.OwlRockCapitalCorporation.comNYSE: ORCC 9 Investor Contact About Owl Rock Capital Corporation